Exhibit 5

                     [Letterhead of Cahill Gordon & Reindel]


                                  June 19, 2000


                                                                  (212) 701-3000

Engelhard Corporation
101 Wood Avenue
Iselin, New Jersey  08830

Gentlemen:

     We have acted as counsel to Engelhard Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to (a) the registration pursuant to the provisions of the Act of 2,500,000 shares of common stock, $1.00 par value (the "Common Stock") of the Company, which are issuable pursuant to options (the "Options") granted and to be granted pursuant to the Company's Stock Option Plan of 1999 for Certain Key Employees (the "Stock Option Plan") and (b) the registration pursuant to the provisions of the Act of 200,000 shares of Common Stock of the Company, which are issuable in the form of deferred stock units (the "Deferred Stock Units") granted and to be granted pursuant to the Company's Deferred Stock Plan for Nonemployee Directors (the "Deferred Stock Plan").

     We advise you that, in our opinion, (i) upon the issuance of Common Stock pursuant the terms of the Deferred Stock Plan, the Common Stock so issued will be legally issued, fully paid and non-assessable and (ii) upon the issuance of Common Stock pursuant to a duly granted Option in accordance with its terms and the terms of the Stock Option Plan, and upon payment to the Company of the Option exercise price for such Common Stock in accordance therewith, the Common Stock so issued will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.



                                         Very truly yours,


                                         Cahill Gordon Reindel